Free Writing Prospectus
                                              Filed Pursuant to Rule 433
                                              Registration File  No. 333-132375

FREE WRITING PROSPECTUS
(Second Lien Fixed Rate Mortgage Loans)

                                   CWHEQ, Inc.
                                    Depositor

                          [COUNTRYWIDE HOME LOANS LOGO]
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                            Asset-Backed Certificates
                              (Issuable in Series)
                          Distributions payable monthly

Consider carefully the risk factors beginning on page S-7 in this free writing prospectus and on page 5 in the prospectus attached hereto as Exhibit A.

The Trusts

Each CWHEQ Home Equity Loan Trust will be established to hold assets transferred to it by CWHEQ, Inc. The assets in each CWHEQ Home Equity Loan Trust will be specified in the prospectus supplement for the particular issuing entity and will generally consist of closed-end second lien mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The mortgage loans will be master serviced by Countrywide Home Loans Servicing LP.

The Certificates

CWHEQ, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets of the related CWHEQ Home Equity Loan Trust. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-132375. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.

November 15, 2006

                  Table of Contents

Free Writing Prospectus                          Page
-----------------------                          ----

Summary...........................................S-3

Risk Factors......................................S-7

The Mortgage Pool................................S-20

Servicing of the Mortgage Loans..................S-24

The Pooling and Servicing Agreement..............S-28

Static Pool Data.................................S-32

Yield, Prepayment and Maturity Considerations....S-32

Tax Consequences.................................S-34

ERISA Considerations.............................S-34

Index of Defined Terms...........................S-35

Exhibit A - Prospectus


Prospectus                                       Page
----------                                       ----

Important Notice About Information in
   This Prospectus and Each Accompanying
   Prospectus Supplement............................4

Risk Factors........................................5

The Trust Fund.....................................19

Use of Proceeds....................................26

The Depositor......................................26

Loan Program.......................................26

Static Pool Data...................................30

Description of the Securities......................30

Credit Enhancement.................................48

Yield, Maturity and Prepayment Considerations......54

The Agreements.....................................57

Certain Legal Aspects of the Loans.................79

Material Federal Income Tax Consequences...........95

Other Tax Considerations..........................119

ERISA Considerations..............................119

Legal Investment..................................124

Method of Distribution............................126

Legal Matters.....................................127

Financial Information.............................127

Rating............................................127

Index of Defined Terms............................129

                                     Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus, including the prospectus attached as Exhibit A, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the CWHEQ Home Equity Loan Trust specified on the front cover of the related prospectus supplement.

The Certificates

The mortgage pools securing the certificates will consist of closed-end mortgage loans secured by second liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers that may or may not be affiliated with the depositor.

The mortgage loans in any mortgage pool will have fixed mortgage rates.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

CWHEQ, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. A portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pre-Funding Account

A particular series may permit the depositor to deposit on the closing date an amount of up to 25% of the initial certificate principal balance of the certificates issued by the related issuing entity in a pre-funding account. Any amount so deposited will be allocated between the loan groups, if any, so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group. If the depositor elects to make that deposit, the funding period will commence on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than an amount specified in the related prospectus supplement and (y) the date, generally no more than 90 days following the closing date, specified in the related prospectus supplement. During the funding period, if any, the amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent mortgage loans.

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the distribution date following the end of the funding period, Countrywide Home Loans or another seller may make interest shortfall payments to the issuing entity in order to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to such distribution date.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. If so specified in the prospectus supplement relating to any series of certificates, one or more separate trusts may be established to issue net interest margin securities secured by all or a portion of certain classes of certificates of that series. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy or if any related net interest margin securities issued and are so insured.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers" in this free writing prospectus.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of the month, or, if that day is not a business day, then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the attached prospectus.

Purchase of Mortgage Loans

If specified in the prospectus supplement relating to any series of certificates, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more. In addition, to the extent specified in the prospectus supplement relating to any series of certificates, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated third-party seller to Countrywide Home Loans, Inc. due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which the master servicer has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate.

Optional Termination or Auction of the Mortgage Loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a specified percentage of a particular class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans and the amount, if any, deposited into the pre-funding account on the closing date.

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer or the holder of a specified percentage of a particular class of certificates may have the option to instruct the trustee to conduct an auction of the remaining mortgage loans and real estate owned by the issuing entity. If an auction is held and the trustee receives a purchase price at least equal to the amount set forth in the related prospectus supplement, the mortgage loans will be sold to that bidder, and the certificates will be paid in full on that distribution date.

Advances

The master servicer will make cash advances with respect to delinquent scheduled payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

      o the subordination of one or more classes of the securities of the series,

      o     overcollateralization,

      o     loss coverage obligation,

      o     excess interest,

      o     letter of credit,

      o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

      o     surety bond,

      o     bankruptcy bond,

      o     special hazard insurance policy,

      o     guaranteed investment contract,

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

      o     cross-collateralization feature, or

      o     any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the attached prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

      o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related issuing entity, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the attached prospectus. Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the attached prospectus.

Legal Investment

The certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the certificates.

See "Legal Investment" in the attached prospectus.

                                  Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the attached prospectus.

Junior Lien Priority Could             The mortgage loans are secured by
Result in Payment Delay or Loss        mortgages that create second liens on
                                       residential properties.  The master
                                       servicer may under certain
                                       circumstances consent to a new mortgage
                                       lien on the mortgaged property having
                                       priority over the mortgage loans in the
                                       issuing entity.  Mortgage loans secured
                                       by junior liens are entitled to
                                       proceeds that remain from the sale of
                                       the related mortgaged property after
                                       the related senior mortgage loan and
                                       prior statutory liens have been
                                       satisfied.  If the master servicer
                                       determines that the remaining proceeds
                                       are or would be insufficient to satisfy
                                       the mortgage loans secured by second
                                       mortgages and prior liens in the
                                       aggregate, it may charge-off the
                                       mortgage loan as a bad debt.  If the
                                       credit enhancement has been exhausted
                                       or is otherwise not available to cover
                                       the losses, you will bear

                                       o    the risk of delay in payments
                                            while any deficiency judgment
                                            against the borrower is sought; and

                                       o    the risk of loss if the deficiency
                                            judgment is not pursued, cannot be
                                            obtained or is not realized upon
                                            for any other reason.

Subordinated Certificates Have A       When certain classes of certificates
Greater Risk Of Loss Because Of        provide credit enhancement for other
Subordination Features; Credit         classes of certificates this is
Enhancement May Not Be                 sometimes referred to as
Sufficient To Protect Senior           "subordination." The subordination
Certificates From Losses               feature is intended to enhance the
                                       likelihood that related senior
                                       certificateholders will receive regular
                                       payments of interest and principal.

                                       If so specified in the prospectus
                                       supplement relating to the applicable
                                       series of certificates, credit
                                       enhancement in the form of
                                       subordination will be provided for the
                                       certificates of that series, first, by
                                       the right of the holders of the senior
                                       certificates to receive payments of
                                       principal on the mortgage loans prior
                                       to the related subordinated classes
                                       and, second, by the allocation of
                                       realized losses on the related mortgage
                                       loans to reduce the certificate
                                       principal balances of the related
                                       subordinated classes, generally in the
                                       inverse order of their priority of
                                       payment, before any related realized
                                       losses are allocated to one or more of
                                       the classes of senior certificates.

                                       You should fully consider the risks of
                                       investing in a subordinated
                                       certificate, including the risk that
                                       you may not fully recover your initial
                                       investment as a result of realized
                                       losses on the related mortgage loans.
                                       In addition, investors in a class of
                                       senior certificates should consider the
                                       risk that, after the credit enhancement
                                       provided by excess cashflow and
                                       overcollateralization (if any) have
                                       been exhausted, the
                                       subordination of the related
                                       subordinated certificates may not be
                                       sufficient to protect the senior
                                       certificates from losses.

Excess Interest From The               The structure of a particular series
Mortgage Loans May Not Provide         may provide for credit enhancement
Adequate Credit Enhancement In A       through overcollateralization.  The
Transaction Employing                  amount by which the aggregate stated
Overcollateralization As A             principal balance of the mortgage loans
Feature                                exceeds the aggregate certificate
                                       principal balance of the related
                                       classes of certificates is called
                                       "overcollateralization."  If the
                                       prospectus supplement for any
                                       applicable series of certificates
                                       indicates that credit enhancement for
                                       that series will be provided by
                                       overcollateralization, the initial
                                       level of overcollateralization (that
                                       is, the overcollateralization on the
                                       closing date) and the required level of
                                       overcollateralization will each be
                                       specified therein.
                                       Overcollateralization typically is used
                                       as credit enhancement when the mortgage
                                       loans are expected to generate more
                                       interest than is needed to pay interest
                                       on the related classes of certificates
                                       because the weighted average interest
                                       rate on the mortgage loans is expected
                                       to be higher than the weighted average
                                       pass-through rate on the related
                                       classes of certificates plus the
                                       weighted average expense fee rate.  In
                                       the event that the level of
                                       overcollateralization is reduced, that
                                       "excess interest" will be used to make
                                       additional principal payments on the
                                       related classes of certificates to the
                                       extent described in the prospectus
                                       supplement.   Overcollateralization is
                                       intended to provide limited protection
                                       to the holders of the applicable series
                                       of certificates by absorbing losses
                                       from liquidated mortgage loans.
                                       However, we cannot assure you that
                                       enough excess interest will be
                                       generated on the mortgage loans to
                                       maintain any required levels of
                                       overcollateralization.

                                       The excess interest available on any
                                       distribution date will be affected by
                                       the actual amount of interest received,
                                       collected or advanced in respect of the
                                       mortgage loans for that distribution
                                       date.  That amount will be influenced
                                       by changes in the weighted average of
                                       the mortgage rates resulting from
                                       prepayments and liquidations of the
                                       mortgage loans.  If the pass-through
                                       rate on one or more classes is limited
                                       by the applicable net rate cap, there
                                       may be little or no excess interest
                                       available to provide credit
                                       enhancement.  Furthermore, a
                                       disproportionately high rate of
                                       prepayments of high interest rate
                                       mortgage loans would have a negative
                                       effect on future excess interest.
                                       If the protection afforded by
                                       overcollateralization for any
                                       applicable series is insufficient, then
                                       the holders of the certificates of that
                                       series could experience a loss on their
                                       investment.

Your Yield Will Be Affected By         Borrowers may, at their option, prepay
Prepayments                            their mortgage loans in whole or in
                                       part at any time. We cannot predict the
                                       rate at which borrowers will repay
                                       their mortgage loans.

                                       The prepayment experience of the
                                       mortgage loans may be affected by many
                                       factors, including:

                                       o    general economic conditions,

                                       o    the level of prevailing interest
                                            rates,

                                       o    the availability of alternative
                                            financing,

                                       o    the applicability of prepayment
                                            charges, and

                                       o    homeowner mobility.

                                       A prepayment of a mortgage loan,
                                       however, will usually result in a
                                       prepayment on the certificates.
                                       In addition, unless otherwise specified
                                       in the related prospectus supplement,
                                       substantially all of the mortgage loans
                                       held by the related issuing entity will
                                       contain due-on-sale provisions, and the
                                       master servicer will intend to enforce
                                       those provisions unless doing so would
                                       not be permitted by applicable law or
                                       the master servicer, in a manner
                                       consistent with reasonable commercial
                                       practice, permits the purchaser of the
                                       mortgaged property in question to
                                       assume the related mortgage loan.

                                       The rate and timing of prepayment of
                                       the mortgage loans will affect the
                                       yields to maturity and weighted average
                                       lives of the related classes of
                                       certificates. Any reinvestment risks
                                       from faster or slower prepayments of
                                       mortgage loans will be borne entirely
                                       by the holders of the related classes
                                       of certificates.

                                       o    If you purchase your certificates
                                            at a discount or you purchase
                                            principal only certificates and
                                            principal is repaid slower than
                                            you anticipate, then your yield
                                            may be lower than you anticipate.

                                       o    If you purchase your certificates
                                            at a premium or you purchase
                                            notional amount certificates and
                                            principal is repaid faster than
                                            you anticipate, then your yield
                                            may be lower than you anticipate.

                                       o    If you purchase notional amount
                                            certificates and principal is
                                            repaid faster than you
                                            anticipated, you may lose your
                                            initial investment.

                                       o    If so specified in the prospectus
                                            supplement relating to the
                                            applicable series of certificates,
                                            some or all of the mortgage loans
                                            may require the borrower to pay a
                                            charge if the borrower prepays the
                                            mortgage loan during periods of up
                                            to five years after the mortgage
                                            loan was originated.  A prepayment
                                            charge may discourage a borrower
                                            from prepaying the mortgage loan
                                            during the applicable period. As
                                            specified in the prospectus
                                            supplement relating to any
                                            applicable series of certificates,
                                            prepayment charges may be
                                            distributed to specified classes
                                            of certificates or retained by the
                                            master servicer as servicing
                                            compensation and may not be
                                            distributed to the holders of
                                            other classes of certificates.

                                       o    If mortgage loans with relatively
                                            higher mortgage rates prepay, the
                                            pass-through rate on one or more
                                            of the related classes of
                                            certificates may be reduced and
                                            your yield may
                                            be lower than you anticipate.

Your Yield May Be Affected By          If so specified in the prospectus
The Inclusion of 40-Year               supplement relating to the applicable
Mortgage Loans                         series of certificates, some or all of
                                       the mortgage loans may have original
                                       terms to maturity of 40 years.
                                       Mortgage loans with original terms to
                                       maturity of 40 years have only begun to
                                       be originated recently.  As a result,
                                       there is no basis on which to predict
                                       the performance characteristics of
                                       these mortgage loans.

                                       The longer term to maturity of 40-year
                                       mortgage loans results in a lower
                                       monthly payment than would be required
                                       by a traditional 30-year mortgage
                                       loan.  The lower monthly payment may
                                       allow the borrower to borrow a larger
                                       amount than would have been the case
                                       for a mortgage loan with a 30-year term
                                       to maturity.

                                       In running the prepayment scenarios
                                       required by certain rating agencies
                                       that may be providing ratings on the
                                       related series of certificates, the
                                       offered certificates are assumed to
                                       mature within 30 years.  However, due
                                       to the inclusion of 40-year mortgage
                                       loans in the mortgage pool, there is no
                                       guarantee that the certificates will be
                                       fully paid within 30 years.

                                       40-year mortgage loans may have risks
                                       and payment characteristics that are
                                       not present with traditional 30-year
                                       mortgage loans, including the following:

                                       o    less principal will be distributed
                                            to certificateholders on a monthly
                                            basis (except in the case of a
                                            prepayment) which may extend the
                                            weighted average lives of the
                                            certificates,

                                       o    due to the smaller monthly
                                            payment, 40-year mortgage loans
                                            may be less likely to be prepaid
                                            since the perceived benefits of
                                            refinancing may be less than with
                                            a 30-year fully amortizing
                                            mortgage loan, and

                                       o    if a 40-year mortgage loan
                                            defaults, the severity of loss is
                                            likely to be greater due to the
                                            larger unpaid principal balance.

The Yields On Floating Rate And        The pass-through rates on any classes
Inverse Floating Rate                  of floating rate certificates for any
Certificates Will Be Affected By       distribution date will be equal to the
The Level Of The Applicable            value of the applicable interest rate
Interest Rate Index                    index plus any related margin, but may
                                       be subject to a cap and/or floor.  The
                                       pass-through rates on any classes of
                                       inverse floating rate certificates for
                                       any distribution date will equal a
                                       specified fixed rate minus the related
                                       index, but may be subject to a cap
                                       and/or floor, which floor may be as low
                                       as 0%.  For these classes of
                                       certificates your yield will be
                                       sensitive to:

                                       (1)  the level of the applicable
                                            interest rate index,

                                       (2)  the timing of adjustment of the
                                            pass-through rate on those
                                            certificates as it relates to the
                                            interest rates on the related
                                            mortgage loans, and

                                       (3)  other limitations on the
                                            pass-through rates of those
                                            certificates as described further
                                            in the prospectus supplement
                                            relating to the applicable series
                                            of certificates.

Risk Regarding Mortgage Rates          The pass-through rate on any adjustable
                                       rate certificates may adjust
                                       periodically and will generally be
                                       based on certain interest rate indices.
                                       The mortgage rates on the mortgage
                                       loans will not adjust and therefore
                                       there is an absence of correlation
                                       between the mortgage rates on the
                                       mortgage loans and the pass-through
                                       rate on any adjustable-rate
                                       certificates.  The absence of a
                                       correlation between the mortgage rates
                                       on the mortgage loans and the
                                       pass-through rate on the
                                       adjustable-rate certificates may reduce
                                       the interest payable on those
                                       certificates because of the imposition
                                       of the applicable net rate cap.

                                       Prepayments of mortgage loans with
                                       relatively higher mortgage rates may
                                       reduce the applicable net rate cap and
                                       consequently reduce the pass-through
                                       rate for one or more classes of
                                       certificates.

                                       While it may be intended that
                                       reductions in distributions of interest
                                       to a class of adjustable rate by
                                       operation of the applicable net rate
                                       cap be offset by amounts allocated to
                                       the issuing entity in respect of one or
                                       more forms of yield maintenance
                                       enhancement, we cannot assure you that
                                       any amounts will be available from
                                       those sources, or sufficient, to make
                                       any such payments.  In addition, to the
                                       extent that any such form of yield
                                       maintenance enhancement benefiting a
                                       class of certificates is derived from
                                       distributions otherwise payable to one
                                       or more other classes of certificates,
                                       investors in the certificates
                                       benefiting from the yield enhancement
                                       arrangement should consider the
                                       expected distributions otherwise
                                       distributable to those other classes of
                                       certificates, and investors in the
                                       classes of certificates providing the
                                       yield maintenance enhancement should
                                       consider the likelihood that amounts
                                       otherwise distributable on their
                                       certificates will be applied to provide
                                       yield enhancement to the benefited
                                       classes of certificates.

                                       Borrowers may be offered reductions in
                                       their mortgage rates. If a borrower
                                       requests a reduction in its mortgage
                                       rate, the mortgage rate may not be
                                       reduced unless the mortgage loan will
                                       be first purchased from the related
                                       loan group and the purchase price will
                                       be deposited as collections in the
                                       relevant collection period. Not more
                                       than 5.0% by original certificate
                                       principal balance for a loan group of
                                       mortgage loans may be purchased out of
                                       that loan group to accommodate any
                                       reductions in loan rate.

Risks Related To Allocations Of        After the credit enhancement provided
Realized Losses On The Related         by excess cashflow and
Mortgage Loans                         overcollateralization has been
                                       exhausted, or if the structure of the
                                       particular series does not provide for
                                       overcollateralization collections on
                                       the mortgage loans otherwise payable to
                                       the related subordinated classes will
                                       comprise the sole source of funds from
                                       which that credit enhancement is
                                       provided to the senior certificates.
                                       Realized losses on the mortgage loans
                                       are allocated to the related
                                       subordinated certificates, beginning
                                       with the subordinated certificates then
                                       outstanding with the lowest payment
                                       priority, until the certificate
                                       principal balance of each class of
                                       subordinated certificates has been
                                       reduced to zero.  If the aggregate
                                       certificate principal balance of the
                                       subordinated classes were to be reduced
                                       to zero, delinquencies and defaults on
                                       the mortgage loans would reduce the
                                       amount of funds available for monthly
                                       distributions to holders of the senior
                                       certificates and may result in the
                                       allocation of realized losses to one or
                                       more classes of senior certificates.

Certain Interest Shortfalls May        When a borrower makes a full or partial
Affect Distributions On The            prepayment on a mortgage loan, the
Related Certificates                   amount of interest that the borrower is
                                       required to pay may be less than the
                                       amount of interest certificateholders
                                       would otherwise be entitled to receive
                                       with respect to the mortgage loan. The
                                       master servicer is required to reduce
                                       its master servicing fee to offset this
                                       shortfall, but the reduction for any
                                       distribution date will limited to all
                                       or a portion of the master servicing
                                       fee for the related month.

                                       In a transaction incorporating
                                       overcollateralization as a credit
                                       enhancement feature, if the aggregate
                                       amount of interest shortfalls on the
                                       related mortgage loans resulting from
                                       prepayments exceeds the amount of the
                                       reduction in the master servicing fee,
                                       the amount of interest available to
                                       make distributions of interest to the
                                       related classes of certificates and to
                                       maintain or restore any related level
                                       of overcollateralization will be
                                       reduced.

                                       In a transaction that does not employ
                                       overcollateralization as a credit
                                       enhancement feature, if the aggregate
                                       amount of interest shortfalls on the
                                       related mortgage loans resulting from
                                       prepayments exceeds the amount of the
                                       reduction in the master servicing fee,
                                       the amount of interest available to
                                       make distributions of interest to the
                                       related classes of certificates will be
                                       reduced and the interest entitlement
                                       for each class of certificates will be
                                       reduced proportionately.

                                       In addition, your certificates may be
                                       subject to certain shortfalls in
                                       interest collections (or reductions in
                                       excess interest, if the series employs
                                       overcollateralization as a credit
                                       enhancement feature) arising from the
                                       application of the Servicemembers Civil
                                       Relief Act and similar state and local
                                       laws (referred to in this free writing
                                       prospectus as the Relief Act). The
                                       Relief Act provides relief to borrowers
                                       who enter active military service and
                                       to borrowers in reserve status who are
                                       called to active duty after the
                                       origination of their mortgage loan. The
                                       Relief Act provides generally that
                                       these borrowers may not be charged
                                       interest on a mortgage loan in excess
                                       of 6% per annum during
                                       the period of the borrower's active duty.
                                       These shortfalls are not required to be
                                       paid by the borrower at any future time, will not be offset by a reduction to the master servicing fee, and will reduce accrued interest on each related class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

Certain Mortgage Loans Do Not          If so specified in the prospectus
Yet Have A Payment Due                 supplement relating to the applicable
                                       series of certificates, some of the
                                       mortgage loans may have an initial
                                       payment date after the due date in the
                                       month of the first distribution date.
                                       Countrywide Home Loans will deposit an
                                       amount equal to one month's interest on
                                       these loans into the distribution
                                       account prior to the first distribution
                                       date.  As a result, there will be no
                                       principal paid with respect to these
                                       loans on the first distribution date.
                                       In addition, if Countrywide Home Loans
                                       were unable or unwilling to deposit
                                       such amount, there would not be enough
                                       interest collections to distribute the
                                       required amount of interest on the
                                       certificates.

A Withdrawal or Downgrade in the       If one or more classes of certificates
Ratings Assigned to any Credit         of a series will benefit from a form of
Enhancer May Affect the Value of       credit enhancement provided by a third
the Related Classes of                 party, such as a limited financial
Certificates                           guaranty policy or a derivative
                                       instrument, the ratings on those
                                       classes may depend primarily on an
                                       assessment by the rating agencies of
                                       the mortgage loans and on the financial
                                       strength of the credit enhancement
                                       provider.  Any reduction in the ratings
                                       assigned to the financial strength of
                                       the credit enhancement provider will
                                       likely result in a reduction in the
                                       ratings of the classes of certificates
                                       that benefit from the credit
                                       enhancement.  A reduction in the
                                       ratings assigned to those certificates
                                       probably would reduce the market value
                                       of the certificates and may affect your
                                       ability to sell them.

                                       The rating by each of the rating
                                       agencies of the certificates of any
                                       series is not a recommendation to
                                       purchase, hold, or sell the
                                       certificates since that rating does not
                                       address the market price or suitability
                                       for a particular investor.  The rating
                                       agencies may reduce or withdraw the
                                       ratings on the certificates at any time
                                       they deem appropriate.  In general, the
                                       ratings address credit risk and do not
                                       address the likelihood of prepayments.

The Right of a Class of                One or more classes of certificates of
Certificates to Receive Certain        a series may bear interest at a
Interest Distributions May             pass-through rate that is subject to a
Depend on the Creditworthiness         cap, but nevertheless those classes may
of a Third Party                       be entitled to receive interest
                                       distributions in excess of that cap
                                       from excess cashflow (if provided for
                                       in the related prospectus supplement
                                       and if available) or from certain
                                       sources other than the mortgage loans,
                                       such as a derivative instrument or a
                                       reserve fund established to cover those
                                       distributions.  In the event that a
                                       series of certificates will provide for
                                       excess cashflow to cover those interest
                                       distributions in excess of the cap,
                                       investors in that class of certificates
                                       should consider that excess cashflow
                                       may not be available to fund those
                                       distributions.  In the event that a
                                       series of certificates does not provide
                                       for excess cashflow, investors in the
                                       applicable classes
                                       of certificates will have to look
                                       exclusively to the sources of payment
                                       other than the mortgage loans and will
                                       have to consider that those other sources may be limited, may be provided by and depend solely on third parties and may therefore be subject to counterparty risk. In the event that those sources include third party providers, investors in the affected classes of certificates should consider that the ratings assigned to the applicable third party provider may be lower than the ratings of the affected classes of certificates. Unless otherwise specified in the related prospectus supplement, the ratings assigned to any class of certificates that may receive interest distributions in excess of the applicable cap will not address the likelihood of receipt of any such interest distributions.

Your Yield Will Be Affected By         The timing of principal payments on any
How Distributions Are Allocated        class of certificates will be affected
To The Certificates                    by a number of factors, including:

                                       o    the extent of prepayments on the
                                            related mortgage loans,

                                       o    how payments of principal are
                                            allocated among the classes of
                                            certificates in the applicable
                                            series,

                                       o    whether the master servicer, the
                                            depositor, the holder of a
                                            specified percentage of a
                                            particular class of certificates
                                            specified in the prospectus
                                            supplement or the Third Party
                                            Insurer, as applicable, exercises
                                            its right to purchase the
                                            remaining assets of the issuing
                                            entity,

                                       o    whether the master servicer or the
                                            holder of a specified percentage
                                            of a particular class of
                                            certificates specified in the
                                            prospectus supplement, as
                                            applicable, instructs the trustee
                                            to conduct an auction of the
                                            remaining assets of the issuing
                                            entity,

                                       o    whether the master servicer
                                            exercises its option to purchase
                                            defaulted mortgage loans or
                                            certain delinquent mortgage loans,

                                       o    the rate and timing of payment
                                            defaults and losses on the related
                                            mortgage loans,

                                       o    repurchases of related mortgage
                                            loans as a result of material
                                            breaches of representations and
                                            warranties, and

                                       o    with respect to the senior
                                            certificates, if there is
                                            pre-funding in the related series
                                            and if funds are required to be
                                            deposited in the pre-funding
                                            account on the closing date, by
                                            the availability of subsequent
                                            mortgage loans.

                                       Since distributions on the certificates
                                       are dependent upon the payments on the
                                       applicable mortgage loans, we cannot
                                       guarantee the amount of any particular
                                       payment or the amount of time that will
                                       elapse before the proceeds of the
                                       assets of the issuing entity are
                                       distributed to the certificates.

                                       If specified in the prospectus
                                       supplement relating to any series of
                                       certificates, the master servicer will
                                       be permitted to purchase
                                       defaulted mortgage loans from the issuing entity as described under "The Pooling and Servicing Agreement--Optional
                                       Purchase of Defaulted Loans and Certain
                                       Delinquent Loans" in this free writing
                                       prospectus supplement. The master
                                       servicer may grant a third party, which
                                       may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted mortgage loans could affect the level of the overcollateralization target amount, if applicable, and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of the option and may direct the exercise of the option when the master servicer would not otherwise exercise it. As a result, the performance of the transaction may differ from transactions in which this option was not granted to the third party.

                                       If specified in the prospectus
                                       supplement relating to any series of
                                       certificates, the master servicer will
                                       be permitted to purchase certain early
                                       payment delinquent mortgage loans from
                                       the issuing entity as described under
                                       "The Pooling and Servicing
                                       Agreement--Optional Purchase of
                                       Defaulted Loans and Certain Delinquent
                                       Loans" in this free writing prospectus
                                       supplement.  Many factors could affect
                                       the decision of the master servicer to
                                       exercise its option to purchase a
                                       mortgage loan that is eligible for
                                       purchase, including the master
                                       servicer's financial ability, the
                                       impact on the holders of the
                                       certificates and the state of the
                                       business relationship between the
                                       master servicer or any of its
                                       affiliates and the underlying seller,
                                       including whether the underlying seller
                                       of that mortgage loan is willing or
                                       able to purchase that mortgage loan.
                                       The master servicer is not required to
                                       take your interests into account when
                                       deciding whether or not to exercise the
                                       option.

                                       See "Description of the Certificates --
                                       Principal," and " -- Optional
                                       Termination" in the prospectus
                                       supplement relating to the applicable
                                       series of certificates for a
                                       description of the manner in which
                                       principal will be paid to the
                                       certificates. See "Description of the
                                       Certificates -- Optional Purchase of
                                       Defaulted Loans" or "Description of the
                                       Certificates -- Optional Purchase of
                                       Defaulted Loans and Certain Delinquent
                                       Loans" in the prospectus supplement
                                       relating to the applicable series of
                                       certificates for a description of the
                                       master servicer's option to purchase
                                       certain mortgage loans. See "The
                                       Mortgage Pool -- Assignment of the
                                       Mortgage Loans" in the prospectus
                                       supplement relating to the applicable
                                       series of certificates for more
                                       information regarding the repurchase or
                                       substitution of mortgage loans.

The Certificates May Not Be            The certificates may not be an
Appropriate For Some Investors         appropriate investment for investors
                                       who do not have sufficient resources or
                                       expertise to evaluate the particular
                                       characteristics of each applicable
                                       class of certificates. This may be the
                                       case because, among other things:

                                       o    the yield to maturity of
                                            certificates purchased at a price
                                            other than par will be sensitive
                                            to the uncertain rate and
                                            timing of principal prepayments on
                                            the related mortgage loans;

                                       o    the rate of principal
                                            distributions on, and the weighted
                                            average lives of, the certificates
                                            will be sensitive to the uncertain
                                            rate and timing of principal
                                            prepayments on the related
                                            mortgage loans and the priority of
                                            principal distributions among the
                                            classes of certificates in the
                                            related series. Accordingly, the
                                            certificates may be an
                                            inappropriate investment if you
                                            require a distribution of a
                                            particular amount of principal on
                                            a specific date or an otherwise
                                            predictable stream of
                                            distributions;

                                       o    you may not be able to reinvest
                                            distributions on a certificate
                                            (which, in general, are expected
                                            to be greater during periods of
                                            relatively low interest rates) at
                                            a rate at least as high as the
                                            pass-through rate applicable to
                                            your certificate; and

                                       o    a secondary market for the
                                            certificates may not develop or
                                            provide certificateholders with
                                            liquidity of investment.

Balloon Mortgage Loans                 If so specified in the prospectus
                                       supplement relating to a series of
                                       certificates, the mortgage loans held
                                       by an issuing entity may include
                                       balloon loans, which are mortgage loans
                                       that do not provide for scheduled
                                       payments of principal that are
                                       sufficient to amortize the principal
                                       balance of the loan prior to maturity
                                       and which therefore will require the
                                       payment by the related borrower of a
                                       "balloon payment" of principal at
                                       maturity.  Balloon loans involve a
                                       greater degree of risk because the
                                       ability of a borrower to make a balloon
                                       payment typically will depend upon the
                                       borrower's ability either to timely
                                       refinance the mortgage loan or timely
                                       to sell the related mortgaged
                                       property.

Seasoned Mortgage Loans                If so specified in the prospectus
                                       supplement relating to the applicable
                                       series of certificates, the loan ages
                                       of some of the mortgage loans held by
                                       an issuing entity may be older than
                                       those of the other mortgage loans held
                                       by that issuing entity or these
                                       mortgage loans may have been previously
                                       included in securitizations of the
                                       depositor and acquired upon exercise of
                                       an optional termination right.
                                       Generally, seasoned mortgage loans are
                                       believed to be less likely to prepay
                                       due to refinancing and are more likely
                                       to default than newly originated
                                       mortgage loans.  In any case, the
                                       prepayment and default experience on
                                       well seasoned mortgage loans will
                                       likely differ from that on other
                                       mortgage loans.

Geographic Concentration Of            Issuing entities established by the
Mortgaged Properties Increases         depositor have historically had a
The Risk That Certificate Yields       significant portion of their mortgage
Could Be Impaired                      loans secured by mortgaged properties
                                       that are located in California, and
                                       unless otherwise specified in the
                                       prospectus supplement relating to the
                                       applicable series of certificates, a
                                       significant portion of the mortgage
                                       loans will be secured by mortgaged
                                       properties that are located in
                                       California and Florida.  Homes in
                                       California are more susceptible than
                                       homes located in other parts of the
                                       country to certain types of uninsurable
                                       hazards, such as earthquakes, floods,
                                       mudslides and other natural disasters.
                                       Homes in Florida and other parts of the
                                       southeastern United States are more
                                       likely
                                       to suffer uninsurable damage from
                                       tropical storms and hurricanes than homes in other parts of the country. In addition,

                                       o    economic conditions in states with
                                            significant concentrations (which
                                            may or may not affect real
                                            property values) may affect the
                                            ability of borrowers to repay
                                            their loans;

                                       o    declines in the residential real
                                            estate markets in states with
                                            significant concentrations may
                                            reduce the values of properties
                                            located in those states, which
                                            would result in an increase in the
                                            loan-to-value ratios; and

                                       o    any increase in the market value
                                            of properties located in states
                                            with significant concentrations
                                            would reduce the loan-to-value
                                            ratios and could, therefore, make
                                            alternative sources of financing
                                            available to the borrowers at
                                            lower interest rates, which could
                                            result in an increased rate of
                                            prepayment of the mortgage loans.

Hurricane Katrina May Pose             At the end of August 2005, Hurricane
Special Risks                          Katrina caused catastrophic damage to
                                       areas in the Gulf Coast region of the
                                       United States.  Countrywide Home Loans
                                       will represent and warrant as of the
                                       closing date that each mortgaged
                                       property (including each mortgaged
                                       property located in the areas affected
                                       by Hurricane Katrina) is free of
                                       material damage and in good repair.  In
                                       the event of a breach of that
                                       representation and warranty,
                                       Countrywide Home Loans will be
                                       obligated to repurchase or substitute
                                       for the related mortgage loan.  Any
                                       such repurchase would have the effect
                                       of increasing the rate of principal
                                       payment on the certificates.  Any
                                       damage to a mortgaged property that
                                       secures a mortgage loan occurring after
                                       the closing date as a result of any
                                       other casualty event will not cause a
                                       breach of this representation and
                                       warranty.

                                       The full economic impact of Hurricane
                                       Katrina is uncertain but may affect the
                                       ability of borrowers to make payments
                                       on their mortgage loans.  Initial
                                       economic effects appear to include:

                                        o   localized areas of nearly complete
                                            destruction of the economic
                                            infrastructure and cessation of
                                            economic activity,

                                        o   regional interruptions in travel
                                            and transportation, tourism and
                                            economic activity generally, and

                                        o   nationwide decreases in petroleum
                                            availability with a corresponding
                                            increase in price.

                                       We have no way to determine whether
                                       other effects will arise, how long any
                                       of these effects may last, or how these
                                       effects may impact the performance of
                                       the mortgage loans.  Any impact of
                                       these events on the performance of the
                                       mortgage loans may increase the amount
                                       of losses borne by the holders of the
                                       related certificates or impact the
                                       weighted average lives of the related
                                       certificates.

If The Series Allows For               If the particular series of
The Purchase Of Subsequent             certificates will use a prefunding
Mortgage Loans, There Is A             mechanism to purchase additional
Risk Of Possible Prepayment            mortgage loans, the ability of that
Due To Inability To Acquire            issuing entity to acquire subsequent
Subsequent Mortgage Loans              mortgage loans depends on the ability
                                       of the related seller to originate or
                                       acquire mortgage loans during the
                                       conveyance period specified in the
                                       related prospectus supplement (which
                                       generally will not exceed 90 days) that
                                       meet the eligibility criteria for
                                       subsequent mortgage loans described
                                       therein. The ability of sellers to
                                       originate or acquire eligible
                                       subsequent mortgage loans will be
                                       affected by a number of factors
                                       including prevailing interest rates,
                                       employment levels and economic
                                       conditions generally.

                                       If any of the amounts on deposit in the
                                       pre-funding account in respect of any
                                       loan group allocated to purchase
                                       subsequent mortgage loans cannot be
                                       used for that purpose, those amounts
                                       will be distributed to the related
                                       senior certificateholders as a
                                       prepayment of principal on the first
                                       distribution date following the end of
                                       the conveyance period.

                                       The ability of the issuing entity to
                                       acquire subsequent mortgage loans with
                                       particular characteristics will also
                                       affect the size of the principal
                                       payment the related classes of senior
                                       certificates in that series.

Inability To Replace Master            The structure of the master servicing
Servicer Could Affect                  fee might affect the ability to find a
Collections and Recoveries             replacement master servicer.  Although
On The Mortgage Loans                  the trustee is required to replace the
                                       master servicer if the master servicer
                                       is terminated or resigns, if the
                                       trustee is unwilling (including for
                                       example because the master servicing
                                       fee is insufficient) or unable
                                       (including for example, because the
                                       trustee does not have the systems to
                                       service mortgage loans), it may be
                                       necessary to appoint a replacement
                                       master servicer.  Because the master
                                       servicing fee is structured as a
                                       percentage of the stated principal
                                       balance of each mortgage loan, it may
                                       be difficult to replace the master
                                       servicer at a time when the balance of
                                       the mortgage loans has been
                                       significantly reduced because the fee
                                       may be insufficient to cover the costs
                                       associated with servicing the mortgage
                                       loans and related REO properties
                                       remaining in the pool.  The performance
                                       of the mortgage loans may be negatively
                                       impacted, beyond the expected
                                       transition period during a servicing
                                       transfer, if a replacement master
                                       servicer is not retained within a
                                       reasonable amount of time.

Rights Of Third Party Insurers         If there is a Third Party Insurer with
                                       respect to a particular series of
                                       certificates, unless the Third Party
                                       Insurer fails to make a required
                                       payment under the related policy and
                                       the failure is continuing or the Third
                                       Party Insurer is the subject of a
                                       bankruptcy proceeding (each such event,
                                       a "Third Party Insurer Default"), the
                                       Third Party Insurer may be entitled to
                                       exercise, among others, the following
                                       rights without the consent of holders
                                       of the related certificates, and the
                                       holders of the related certificates may
                                       exercise those rights only with the
                                       prior written consent of the Third
                                       Party Insurer:

                                       o    the right to provide notices of
                                            master servicer defaults and
                                            the right to direct the trustee to
                                            terminate the rights and obligations
                                            of the master servicer under the
                                            pooling and servicing agreement upon
                                            a default by the master servicer,

                                       o    the right to remove the trustee or
                                            any co-trustee or custodian
                                            pursuant to the pooling and
                                            servicing agreement, and

                                       o    the right to direct the trustee to
                                            make investigations and take
                                            actions pursuant to the pooling
                                            and servicing agreement.

                                       In addition, unless a Third Party
                                       Insurer Default exists, that Third
                                       Party Insurer's consent may be required
                                       before, among other things,

                                       o    any removal of the master
                                            servicer, any successor servicer
                                            or the trustee, any appointment of
                                            any co-trustee,

                                       o    any otherwise permissible waivers
                                            of prepayment charges or
                                            extensions of due dates for
                                            payment granted by the master
                                            servicer with respect to more than
                                            5% of the mortgage loans, or

                                       o    any amendment to the pooling and
                                            servicing agreement.

                                       Investors in the certificates other
                                       than those specified in the related
                                       prospectus supplement should note that:

                                       o    any insurance policy issued by the
                                            Third Party Insurer will not
                                            cover, and will not benefit in any
                                            manner whatsoever, their
                                            certificates,

                                       o    the rights granted to the Third
                                            Party Insurer may be extensive,

                                       o    the interests of the Third Party
                                            Insurer may be inconsistent with,
                                            and adverse to, the interests of
                                            the holders of the certificates,
                                            and the Third Party Insurer has no
                                            obligation or duty to consider the
                                            interests of the certificates in
                                            connection with the exercise or
                                            nonexercise of the Third Party
                                            Insurer's rights, and

                                       o    the Third Party Insurer's exercise
                                            of its rights and consents may
                                            negatively affect the certificates
                                            other than those specified in the
                                            related prospectus supplement and
                                            the existence of the Third Party
                                            Insurer's rights, whether or not
                                            exercised, may adversely affect
                                            the liquidity of the certificates,
                                            relative to other asset-backed
                                            certificates backed by comparable
                                            mortgage loans and with comparable
                                            payment priorities and ratings.

Some statements contained in or incorporated by reference in this free writing prospectus and the attached prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                The Mortgage Pool

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement dated as of the cut-off date with respect to any series of certificates (each such agreement, the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the sellers, and The Bank of New York, as trustee (the "Trustee"), the Depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Mortgage Loan conveyed on the closing date (each, an "Initial Mortgage Loan") and all right, title and interest in and to all other assets to be held by the issuing entity, including all principal and interest received on or with respect to the Initial Mortgage Loans after the initial cut-off date (exclusive of any scheduled principal due on or prior to the initial cut-off date and any interest accruing prior to the initial cut-off date) and the pre-funded amount, if any, deposited in the pre-funding account on the closing date.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the "Trustee's Mortgage File") with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the "Mortgage Loans"):

            (1) the original mortgage note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the mortgage note, or, if the original mortgage note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original mortgage note was lost or destroyed, together with a copy of the related mortgage note,

            (2) the original recorded mortgage or a copy thereof with recording information,

            (3) a duly executed assignment of the mortgage, in recordable form, or a copy thereof with recording information, as described in the Pooling and Servicing Agreement,

            (4) the original recorded assignment or assignments of the mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such mortgage, or a copy of such assignments, with recording information,

            (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

            (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the closing date.

      Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

      The Pooling and Servicing Agreement for any series of certificates may provide that the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

            (A) not later than the closing date, with respect to at least 50% of the Initial Mortgage Loans, and not later than the relevant subsequent transfer date, with respect to at least 10% of the Subsequent Mortgage Loans conveyed on any related subsequent transfer date,

            (B) not later than twenty days after the closing date, with respect to at least an additional 40% of the Initial Mortgage Loans, and not later than twenty days after the relevant subsequent transfer date with respect to the remaining Subsequent Mortgage Loans conveyed on any related subsequent transfer date, and

            (C) not later than thirty days after the closing date, with respect to the remaining Initial Mortgage Loans.

      Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee's Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee's Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

      The Trustee will review the Initial Mortgage Loan documents on or prior to the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date), and the Subsequent Mortgage Loan documents promptly after the Trustee's receipt thereof on or after the related subsequent transfer date as described above, and the Trustee will hold such documents in trust for the benefit of the holders of the certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee or the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the "Purchase Price") equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders and (iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a "deleted mortgage loan") from the issuing entity and substitute in its place another Mortgage Loan of like kind (a "replacement mortgage loan"); however, such substitution is only permitted within two years after the closing date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "Code"). Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

            (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be forwarded by Countrywide Home Loans or any other applicable seller to the Master Servicer and deposited by the Master Servicer in the certificate account not later than the succeeding determination date and held for distribution to the holders of the certificates on the related distribution date),

            (2) have the same or higher credit quality characteristics than that of the deleted mortgage loan,

            (3) be accruing interest at a rate not more than 1% per annum higher or lower than that of the deleted mortgage loan,

            (4) have a combined loan-to-value ratio no higher than that of the deleted mortgage loan,

            (5) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan,

            (6) not permit conversion of the mortgage rate from a fixed rate to a variable rate,

            (7) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the deleted mortgage loan,

            (8) have the same occupancy type and lien priority as the deleted mortgage loan, and

            (9) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

      On the closing date with respect to any series of certificates, the Depositor may elect to deposit an amount of up to 25% of the initial certificate principal balance of the certificates issued by the related issuing entity in a pre-funding account established and maintained by the Trustee on behalf of the certificateholders. The pre-funded amount, if any, will be allocated between any loan groups so that the amount allocated to any loan group will not exceed 25% of the initial certificate principal balance of the related certificates. Any investment income earned from amounts in the pre-funding account, if any, will be paid to the Depositor, and will not be available for payments on the certificates. If the Depositor elects to deposit the pre-funded amount in the pre-funding account, during the period from the closing date until the earlier of (x) the date the amount in the pre-funding account is less than an amount specified in the related prospectus supplement and (y) the date, generally no more than 90 days following the closing date, specified in the related prospectus supplement, the Depositor will be expected to purchase additional mortgage loans originated or purchased by a seller (such mortgage loans, the "Subsequent Mortgage Loans") from a seller and sell such Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the current Stated Principal Balance of such Subsequent Mortgage Loan.

      Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any business day during the funding period, subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement. Generally speaking, those conditions will include:

      o the Subsequent Mortgage Loans conveyed on the applicable subsequent transfer date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

      o the Subsequent Mortgage Loans conveyed on the applicable subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

      o the Trustee receives certain opinions of counsel required by the applicable rating agencies,

      o the conveyance of the Subsequent Mortgage Loans on such subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the certificates,

      o no Subsequent Mortgage Loan conveyed on the applicable subsequent transfer date is 30 or more days delinquent, and

      o following the conveyance of the Subsequent Mortgage Loans on the applicable subsequent transfer date to the issuing entity, the characteristics of the mortgage pool and each loan group will not vary by more certain permitted variances specified in the related prospectus supplement.

Underwriting Procedures Relating to Closed-End Second Lien Mortgage Loans

      The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to fixed rate closed-end second lien mortgage loans. Countrywide Home Loans has been originating second lien credit-blemished mortgage loans since 1996. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide Home Loans' underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

      Each applicant for a closed-end second lien mortgage loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a closed-end second lien mortgage loan, Countrywide Home Loans will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

      Countrywide Home Loans originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two-year period, as well as current pay stubs covering one month and W-2 forms or tax returns covering the most recent two years. The Alternative Documentation Program permits a salaried borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the Reduced Documentation Program, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single pay stub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation Program is available for first lien borrowers with good credit and mortgage history with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with Countrywide Home Loans and have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from Countrywide Home Loans is used in lieu of a new appraisal and is subsequently used to determine the combined loan-to-value ratios for the new closed-end second lien mortgage loan. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation or asset verification is generally required. A telephonic verification of employment is required before loan closing.

      Full appraisals are generally performed on all closed-end second lien mortgage loans that at origination had a loan amount greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain closed-end second lien mortgage loans that had at origination a loan amount between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain closed-end second lien mortgage loans with loan amounts less than $250,000, determined by the FICO score of the borrower, Countrywide Home Loans may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for closed-end second lien mortgage loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively.

      After obtaining all applicable income, liability, asset, employment, credit and property information, Countrywide Home Loans generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed-end second lien mortgage loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide Home Loans currently offers closed-end second lien mortgage loan products that allow maximum combined loan-to-value ratios up to 100%.

      It is generally Countrywide Home Loans' policy to require a title search, legal vesting or limited coverage policy before it makes a closed-end second lien mortgage loan for amounts less than or equal to $100,000. If the closed-end second lien mortgage loan has an original principal balance of more than $100,000, Countrywide Home Loans requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. Closed-end second lien mortgage loans with an original principal balance up to $250,000 may be insured by a lien protection policy. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title.

                         Servicing of the Mortgage Loans

General

      Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

      Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, reference in the remainder of this free writing prospectus to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

      Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                   Consolidated Mortgage Loan Production
                                      --------------------------------------------------------------------------------------------
                                       Ten Months                                                                    Nine Months
                                         Ended                              Years Ended                                  Ended
                                      December 31,                          December 31,                              September 30,
                                          2001            2002            2003            2004            2005            2006
                                      ------------    ------------    ------------    ------------    ------------    ------------
                                                             (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans .................        504,975         999,448       1,517,743         846,395         809,630         559,501
  Volume of Loans .................   $     76,432    $    150,110    $    235,868    $    138,845    $    167,675    $    109,872
     Percent of Total Dollar Volume           61.7%           59.6%           54.2%           38.2%           34.1%           32.9%
Conventional Non-conforming Loans
  Number of Loans .................        137,593         277,626         554,571         509,711         826,178         479,627
  Volume of Loans .................   $     22,209    $     61,627    $    136,664    $    140,580    $    225,217    $    148,652
     Percent of Total Dollar Volume           17.9%           24.5%           31.4%           38.7%           45.9%           44.5%
FHA/VA Loans
  Number of Loans .................        118,734         157,626         196,063         105,562          80,528          65,618
  Volume of Loans .................   $     14,109    $     19,093    $     24,402    $     13,247    $     10,712    $      9,436
     Percent of Total Dollar Volume           11.4%            7.6%            5.6%            3.6%            2.2%            2.8%
Prime Home Equity Loans
  Number of Loans .................        164,503         316,049         453,817         587,046         683,887         519,895
  Volume of Loans .................   $      5,639    $     11,650    $     18,103    $     30,893    $     42,706    $     35,229
     Percent of Total Dollar Volume            4.5%            4.6%            4.2%            8.5%            8.7%           10.6%
Nonprime Mortgage Loans
  Number of Loans .................         43,359          63,195         124,205         250,030         278,112         188,558
  Volume of Loans .................   $      5,580    $      9,421    $     19,827    $     39,441    $     44,637    $     30,545
     Percent of Total Dollar Volume            4.5%            3.7%            4.6%           11.0%            9.1%            9.2%
Total Loans
  Number of Loans .................        969,164       1,813,944       2,846,399       2,298,744       2,678,335       1,813,199
  Volume of Loans .................   $    123,969    $    251,901    $    434,864    $    363,006    $    490,947    $    333,734
  Average Loan Amount .............   $    128,000    $    139,000    $    153,000    $    158,000    $    183,000    $    184,000
  Non-Purchase Transactions(1) ....             63%             66%             72%             51%             53%             53%
  Adjustable-Rate Loans(1) ........             12%             14%             21%             52%             52%             48%

      ----------
      (1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

      The Master Servicer has established standard policies for the servicing and collection of the closed-end second lien mortgage loans. Servicing includes, but is not limited to,

      o the collection and aggregation of payments relating to the mortgage loans;

      o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

      o the preparation of tax related information in connection with the mortgage loans.

      The general policy of the Master Servicer is to initiate foreclosure in the underlying property for a mortgage loan,

      o after the loan is 61 days or more delinquent (two payments due but not received) and satisfactory arrangements cannot be made with the borrower; or

      o if a notice of default on a senior lien is received by the Master Servicer.

      Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      After foreclosure, if the mortgaged property securing the closed-end second lien mortgage loan is also securing a first mortgage lien, the Master Servicer may liquidate the mortgaged property and charge off the closed-end second lien mortgage loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire closed-end second lien mortgage loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire closed-end second lien mortgage loan when the related mortgaged property is liquidated, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by the Master Servicer subsequently.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio, and applicable laws and regulations, and, at all times, such policies and practices with respect to the Mortgage Loans in the Mortgage Pool will be consistent with any insurance policy or other credit enhancement related to the Mortgage Loans.

Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

      Subject to the following limitations, on the business day prior to each distribution date, the Master Servicer will be required to advance (an "Advance") from its own funds, or funds in the certificate account that are not required to be distributed on the distribution date, on the business day immediately preceding the distribution date (a "Master Servicer Advance Date"), the sum of:

      o an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related determination date; and

      o an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any determination date to make an Advance, that Advance will be included with the distribution to holders of the certificates on the related distribution date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer's certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the certificate account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate certificate principal balance of the related certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the certificate account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                       The Pooling and Servicing Agreement

      The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

      "Events of Default" will consist of:

            (1) any failure by the Master Servicer to deposit in the certificate account or the distribution account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one business day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the Third Party Insurer or the Depositor, or to the Trustee, the Third Party Insurer and the Master Servicer by the holders of certificates evidencing not less than 25% of the voting rights,

            (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the Third Party Insurer or the Depositor, or to the Trustee by the holders of certificates evidencing not less than 25% of the voting rights,

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

            (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

            (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

            (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the business day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

      So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the Third Party Insurer, the Trustee shall, but only upon the receipt of instructions from the Third Party Insurer or from holders of certificates having not less than 25% of the voting rights terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of certificates having not less than 25% of the voting rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the

Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the Third Party Insurer.

      Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and any Third Party Insurer

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement will provide that these same provisions regarding indemnification and exculpation apply to each seller and any Third Party Insurer.

The Trustee

      The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The offered certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 4 West, New York, New York 10286, Attention: Corporate Trust MBS Administration or another addresses as the Trustee may designate from time to time.

      The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each class of certificates evidencing not less than 25% of the voting rights of the class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

      o for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

      o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

      The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

      The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each rating agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            The Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee if:

      o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

      o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o (iii)(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

      In addition, the holders of certificates evidencing at least 51% of the voting rights of each class of certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each rating agency by the successor Trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless its appointment does not adversely affect the then-current ratings of the certificates.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

      The Master Servicer may, at its option but subject to the conditions set forth in the Pooling and Servicing Agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 150 days or more. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting the party the right to direct the Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master Servicer. In addition, to the extent specified in the prospectus supplement relating to any series of certificates, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the Master Servicer will have the option to purchase that Mortgage Loan until the 270th day following the date on which that Mortgage Loan becomes subject to that repurchase obligation.

      Any purchase pursuant to the provisions described above shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable mortgage rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

                                Static Pool Data

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=04200610.

      We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                  Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

      The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans will consist of fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

      Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index.

      The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                                Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                              ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the attached prospectus.

                             Index of Defined Terms

Advance..........................................S-28
certificate index................................S-33
Code.............................................S-21
Compensating Interest............................S-27
Countrywide Financial............................S-25
Countrywide Home Loans...........................S-26
Countrywide Servicing............................S-24
deleted mortgage loan............................S-21
Due Date.........................................S-27
ERISA............................................S-34
Events of Default................................S-29
excess interest...................................S-8
Exemption........................................S-34
Initial Mortgage Loan............................S-20
Master Servicer..................................S-24
Master Servicer Advance Date.....................S-28
Mortgage Loans...................................S-20
Net Mortgage Rate................................S-28
overcollateralization.............................S-8
Plan.............................................S-34
Pooling and Servicing Agreement..................S-20
Purchase Price...................................S-21
REO Property.....................................S-28
replacement mortgage loan........................S-21
Subsequent Mortgage Loans........................S-22
Third Party Insurer Default......................S-18
Trustee..........................................S-20
Trustee's Mortgage File..........................S-20

                                                                       Exhibit A
                                                                       ---------

                                   PROSPECTUS

         [Prospectus dated November 15, 2006, previously filed on EDGAR under file number 333-132375]